CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Megas, Inc.

As independent registered public accountants, we hereby consent to the use of our audit report dated July 30, 2014, with respect to the financial statements of Megas, Inc. in its registration statement Form S-1 relating to the registration of 8,121,121 shares of common stock. We also consent to the reference of our firm under the caption “interest of named experts and counsel” in the registration statement.

/s/ KLJ & Associates, LLP

St. Louis Park, MN

August 11, 2014